EXHIBIT 4.1

                            AMENDED AND RESTATED NOTE

$107,500.00                                                   Newburgh, New York
                                                               December 12, 2003

         For value received, the undersigned IPORUSSIA, INC. (the "Borrower") promises to pay ON December 27, 2005 to the order of ELLENVILLE NATIONAL BANK, Ellenvllle, New York 12428 (the "Lender") at its office located at 200 Stony Brook Court, Newburgh, NY 12550, New York in lawful money of the United States and in immediately available funds, the principal amount of One Hundred Seven Thousand, Five Hundred Dollars ($107,500.00) or so much thereof as may have been advanced and is outstanding, plus interest on the principal amount outstanding from time to time from and including the date of this Note to the date such outstanding principal amount is paid in full, at a rate per annum set forth below, provided, however, that (a) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law for this transaction and (b) any amount that is purported to be part of such interest and, if so treated, would result in such interest being payable at a rate in excess of such maximum rate shall, solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, be deemed to have been a mistake and automatically cancelled and, if received by the Lender or any other holder of this Note (the "Holder"), shall be refunded to the Borrower, it being the intention of the Lender and Borrower that such interest not be payable at a rate in excess of such maximum rate. Such interest shall be calculated on the basis of a 365 day year. Payments of accrued interest shall be due on the same day of each month, beginning on July 27, 2003 and continuing through the date the principal amount is paid in full; provided, however, that if demand is made for payment of the outstanding principal amount of this Note, such interest shall automatically be payable at the same time. If all or any part of the outstanding principal amount of this Note is paid at any time, all interest accrued and still unpaid to the date of such payment shall be due with such payment.

         Interest shall accrue at the following rate per annum:

         1.       [X] 5.00%

         2. [ ]% above the Lender's [ ] Base [ ] Prime Rate. For purposes of this Note, Lender's Base/Prime Rate (as indicated) means that rate of interest designated or announced by Lender from time to time as its Base/Prime Rate and .used internally by Lender to calculate the interest payable to it under notes or other agreements providing for interest based on its Base/Prime Rate. The Base/Prime Rate is not necessarily the lowest rate granted by the Lender. Lender may extend credit at interest rates both above and below the Base/Prime Rate.

         3.       [ ] ________%  above the  _________________  Rate Such Rate is defined as follows:

                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         If box 2 or 3 above is checked, any change in the rate selected shall be effective for purposes of this Note on the same date as such change.

         All payments received upon this Note shall be applied, first, to accrued interest and the balance, if any, to principal.

         All or any portion of the principal of this Note may be borrowed, repaid and reborrowed from time to time provided that (1) Lender reserves the right to decline to make an advance if, in its sole judgment, there has been an adverse change since the date of this Note in the economic condition of Borrower or any guarantor of this Note or in the value of any collateral securing payment of this Note, and (2) the credit accommodation evidenced by this Note may terminate either by the terms of a separate written agreement relating thereto or, if no written agreement is in effect, at Lender's discretion. Each

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borrowing and repayment  hereunder  will be shown on the Schedule on the reverse of this Note or attached hereto. The excess of borrowing over repayments shall evidence the principal balance due hereon from time to time and at any 'time. Borrower shall be obligated to repay the full principal amount advanced by Lender to or for the benefit of the Borrower, plus interest thereon as provided in this Note, irrespective of Lender's failure to make or error in making any entry on such Schedule. Any loan hereunder shall be conclusively presumed to have been made to and at the request and for the benefit of the Borrower when the proceeds of such loan are deposited to the credit of Borrower in any account designated by or in the name of Borrower regardless of the fact that persons other than those authorized to borrow may have authority to draw against such account, or when Bank has issued its check or transferred funds in accordance with Borrowers instructions or in a manner which results in full value to Borrower.

         All amounts owing pursuant to this Note shall, without any notice, demand, presentment or protest of any kind, automatically become immediately due upon the occurrence of any one of the following events of default: (a) failure to make any payment when due; (b) failure to fulfill or perform any other term of this Note or .any other note or agreement with Lender; (c) commencement of any bankruptcy, receivership, or similar proceeding involving Borrower as a debtor; (d) entry of any judgment against Borrower or any attempt to restrain or obtain any of Borrower's account balances or property with Lender; (e) any false statement contained in any information submitted to Lender in connection with this Note or any advance made or requested pursuant hereto; (f) the Borrower or any guarantor of this Note (a "Guarantor") is dissolved, dies or becomes incompetent or insolvent (however such insolvency is evidenced); (g) any Guarantor commences or has commenced against him, her or it any bankruptcy or insolvency proceeding.

         Borrower agrees to pay the cost and expense incurred by the Lender in endeavoring to collect any amount owing pursuant to this Note (including, but not limited to, the reasonable fees and disbursements of counsel, whether retained for advice, for litigation or for any other purpose).

         The Borrower waives any demand, presentment or protest of this Note and any notice of any thereof. This Note shall be governed by and construed, interpreted and enforced in accordance with the law of the State of New York, without regard to principles of conflict of laws.

If this box is checked [ ] notwithstanding any other provision of this Note, the Borrower agrees that for a period of ( ) consecutive days during each of Borrower's fiscal years there shall be no principal balance and accrued interest outstanding under this Note.

Mailing 12 Tomkins Ave., Jericho, NY 11753                    Borrower IPORUSSIA, INC.
Address:                                                      /s/ Leonard W. Suroff
        ----------------------------------------------        ---------------------
                                                              Business Name (if corporation)
------------------------------------------------------

/s/ Richard Bernstein                          Witness        By:
-----------------------------------------------                   ----------------------------------------------
                                                              Attest:                                           L.S.
                                                                     -------------------------------------------

                                                              Business Name (if individual, partnership, etc.)

                                                                                                                L.S.
                                                                     -------------------------------------------
                                                                                                                L.S.
                                                                     -------------------------------------------
                                                                                                                L.S.
                                                                     -------------------------------------------

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
                                             Advances And Payments Of Principal

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                                   Amount          Amount of principal          Unpaid
             Date                of advance          paid or prepaid      principal balance      Notation made by
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
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